UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported): December 16, 2016

WHEELER REAL ESTATE INVESTMENT TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35713	45-2681082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2529 Virginia Beach Blvd., Suite 200
Virginia Beach, VA 23452
Registrant’s telephone number, including area code: (757) 627-9088

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

On December 16, 2016, Wheeler Real Estate Investment Trust, Inc. ("the Registrant"), through WHLR-Village of Martinsville, LLC, a wholly-owned subsidiary of Wheeler REIT, L.P., a Virginia limited liability partnership of which the Registrant is the sole general partner, acquired a retail shopping center known as Village of Martinsville (the "Property") located in Martinsville, Virginia for $23.53 million. Financial statements and pro forma financial information required by Item 9.01 are included as exhibits.

No director, officer or affiliate of the Registrant is affiliated with the seller, Martinsville Mall, LLC, a Georgia limited liability company.

On December 19, 2016, the Registrant filed a press release announcing the acquisition of Village of Martinsville, which is filed as Exhibit 99.3 to this Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statement of businesses acquired. *
Report of Independent Auditor.

Statements of Revenues and Certain Operating Expenses for the Nine Months Ended September 30, 2016 (Unaudited) and the Year Ended December 31, 2015.

Notes to Statements of Revenues and Certain Operating Expenses for the Nine Months Ended September 30, 2016 (Unaudited) and the Year Ended December 31, 2015.

(b)	Pro forma financial information. **
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2016.

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Nine Months Ended September 30, 2016.

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2015.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

(c)	Shell company transactions.
Not Applicable.

(d)	Exhibits.

23.1	Consent of Cherry Bekaert LLP.
99.1	Statements of Revenues and Certain Operating Expenses of Village of Martinsville.
99.2	Unaudited Pro Forma Financial Information of Village of Martinsville.
99.3	Press release, dated December 19, 2016, announcing the completion of the acquisition of Village of Martinsville.

*	Filed as Exhibit 99.1 and incorporated herein by reference.

**	Filed as Exhibit 99.2 and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ Jon S. Wheeler
Jon S. Wheeler
Chairman and Chief Executive Officer
Dated: December 20, 2016

EXHIBIT INDEX

Number	Description of Exhibit

23.1	Consent of Cherry Bekaert LLP.
99.1	Statements of Revenues and Certain Operating Expenses of Village of Martinsville.
99.2	Unaudited Pro Forma Financial Information of Village of Martinsville.
99.3	Press release, dated December 19, 2016, announcing the completion of the acquisition of Village of Martinsville.